                                                                    EXHIBIT 3.19

                           ARTICLES OF INCORPORATION

                                       OF

                           CONSORT TECHNOLOGIES, INC.

                                       I.

     The name of the corporation is:

                          CONSORT TECHNOLOGIES, INC."

                                      II.

     That the corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

     The corporation has perpetual duration.

                                      IV.

     The corporation is a corporation for profit and organized for the following purposes:

     To provide environmental consulting and software services and products for utilities, government agencies, and private businesses, and to do any and all acts and things necessary, convenient and incidental in the operation and conduct of such business.

                                       V.

     The corporation has authority to issue not more than 200,000 shares of common stock of no par value.

                                      VI.

     The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

                                      VII.

     The initial registered office of the corporation is One Legion Dr., Lindale (Floyd), Georgia 30147. The initial registered agent of the corporation is Barbara J. Gale; and her written consent to such appointment is attached to these articles of incorporation.

                                     VIII.

     The initial Board of Directors shall consist of one (1) member who is Hesham Derazi, P. O. Box 524, Indianapolis, Indiana 46206-0524.

                                      IX.

     The name and address of the incorporator is Hesham Derazi, P. O. Box 524, Indianapolis, Indiana 46206-0524.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.


                                  /s/ Barbara J. Gale
                                  -------------------------
                                  BARBARA J. GALE
                                  Attorney for Incorporator

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT


TO:  Max Cleland
     Secretary of State
     Ex-officio Corporation
     Commissioner
     State of Georgia
     State Capitol
     Atlanta, GA


     I, BARBARA J. GALE, do hereby consent to serve as registered agent for the corporation, CONSORT TECHNOLOGIES, INC.


                                   /s/ Barbara J. Gale
                                   -------------------
                                   BARBARA J. GALE


One Legion Drive
Lindale, Georgia 30147

                                        CERTIFICATE DATE :  12/21/87
Secretary of State                      DOCKET NUMBER    :  87355024
Business Services and Regulation        EXAMINER         :  LINDA E. SULLIVAN
Suite 306, West Tower                   TELEPHONE        :  404-656-1772
2 Martin Luther King Jr. Dr.
Atlanta, Georgia 30034


REQUESTED BY:


LEE HENLEY
POB 85
DALLAS         GA 30132


                           CORPORATE NAME CERTIFICATE

     THE RECORDS OF THE SECRETARY OF STATE HAVE BEEN REVIEWED AND THE FOLLOWING NAME IS NOT IDENTICAL TO, AND APPEARS TO BE DISTINGUISHABLE FROM, THE NAME OF ANY OTHER EXISTING CORPORATION OR PROFESSIONAL ASSOCIATION ON FILE PURSUANT TO THE APPLICABLE PROVISIONS OF THE GEORGIA LAWS RELATING TO CORPORATIONS AND PROFESSIONAL ASSOCIATIONS (TITLE 14 OF THE OFFICIAL CODE OF GEORGIA ANNOTATED).

--------------------------------------------------------------------------------
                          "CONSORT TECHNOLOGIES, INC."
--------------------------------------------------------------------------------

     THIS CERTIFICATE SHALL BE VALID FOR A PERIOD OF TWO CALENDER MONTHS FOR PROFIT AND NONPROFIT CORPORATIONS AND PROFESSIONAL ASSOCIATIONS (DP, FP, DN, FN, & PA) AND SIX CALENDAR MONTHS FOR BANKS (BK) FROM THE DATE OF THIS CERTIFICATE. PLEASE SUBMIT THE ORIGINAL CERTIFICATE (WHITE COPY) WITH THE ARTICLES OF INCORPORATION.

     THE SECRETARY OF STATE MAY EXTEND THE CERTIFICATE FOR ONE PERIOD IF THE APPLICANT SUBMITS A $20.00 FEE AND A WRITTEN REQUEST EXPLAINING WHY THE EXTENSION IS REQUESTED.


                                  /s/ Max Cleland
                                  ---------------------------
                                  MAX CLELAND
                                  SECRETARY OF STATE


                                  /s/ H. Wayne Howell
                                  ---------------------------
[SEAL]                            H. WAYNE HOWELL
                                  DEPUTY SECRETARY OF STATE


   SECURITIES        CEMETERIES        CORPORATIONS      CORPORATIONS HOT-LINE
    656-2894          656-3079           656-2817             404-656-2222
                                                         Outside Metro-Atlanta

                             ARTICLES OF CORRECTION

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                           CONSORT TECHNOLOGIES, INC.


     Consort Technologies, Inc., a corporation organized under the laws of the State of Georgia, pursuant to O.C.G.A. Section 14-2-124 hereby executes the following Articles of Correction.

[SEAL]

     1.   The name of the corporation is:  Consort Technologies, Inc.

     2. The Articles of Incorporation were recorded by the Secretary of State on January 27, 1988 and said document requires correction.

     3. The error, inaccuracy, omission, or defect in said document to be corrected is as follows:

                                  ARTICLE IV.

                    The corporation is a corporation for profit and organized
               for the following purposes:

                    To provide environmental consulting and software services and products for utilities, government agencies, and private businesses, and to do any and all acts and things necessary, convenient and incidental in the operation and conduct of such business.

                                 ARTICLE VIII.

                    The initial Board of Directors shall consist of one member who is Hesham Derazi, P O Box 524, Indianapolis, Indiana 46206-0524.

                                  ARTICLE IX.

                    The name and address of the incorporator is Hesham Derazi, P O Box 524, Indianapolis, Indiana 46205-0524.

     4. The foregoing errors, inaccuracies, omissions or defects in the documents are correct to read as follows:

                                  ARTICLE IV.

                    The corporation is a corporation for profit and is organized for the following purposes:

                    To provide environmental consulting and software services and products for utilities, government agencies, and private businesses, and to do any and all acts and things necessary, convenient and incidental in the operation and conduct of such business. The corporation is further empowered to conduct any business and do any act authorized under the Georgia Business Corporation Code. The Corporation's business shall not be restricted to environmental consulting and software services and products for utilities, government agencies and private businesses.

                                 ARTICLE VIII.

               The initial Board of Directors shall consist of one member who is Abdol Rassoul Barghi, 3850 Holcomb Bridge Road, Suite 450, Norcross, Georgia 30092.

                                  ARTICLE IX.

               The name and address of the incorporator is Abdol Rassoul Barghi, 3850 Holcomb Bridge Road, Suite 450, Norcross, Georgia 30092.

5. No stock of said corporation has been issued nor have any officers or board members been elected.

          IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Correction to be signed in its corporate name and on its behalf by its attorney at law.

          This 17th day of July, 1989.


                                   Consort Technologies, Inc.


                                   By: /s/ Donald A. Rolader
                                      ---------------------------
                                      Donald A. Rolader, Attorney

Secretary of State                                DOCKET NUMBER  :  953190005
Business Information and Services                 CONTROL NUMBER :  8802207
Suite 315, West Tower                             EFFECTIVE DATE :  11/13/1995
2 Martin Luther King Jr. Dr.                      REFERENCE      :  0045
Atlanta, Georgia 30334-1530                       PRINT DATE     :  11/15/1995
                                                  FORM NUMBER    :  111

DEIRDRE L. BROADFOOT
ALTMAN, KRITZER & LEVICK, P.C.
6400 POWERS FERRY RD., STE. 224
ATLANTA, GA 30339


                            CERTIFICATE OF AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                           CONSORT TECHNOLOGIES, INC.
                         A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Offical Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.


                                  /s/ Max Cleland
                                  ---------------------------
[SEAL]                            MAX CLELAND
                                  SECRETARY OF STATE


          CORPORATIONS                    CORPORATIONS HOT LINE
            656-2817                          404-656-2222
                                          Outside Metro-Atlanta

                             ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                           CONSORT TECHNOLOGIES, INC.

                                       I.

     The name of the Corporation is Consort Technologies, Inc.

                                      II.

     The Articles of Incorporation of Consort Technologies, Inc. filed in the office of the Secretary of State of the State of Georgia on January 27, 1988, and corrected by Articles of Correction filed in the office of the Secretary of State of the State of Georgia on April 19, 1991, are amended by adding ARTICLE X to read as follows:

                                  "ARTICLE X.

          The shareholders of the Corporation shall not have any preemptive rights to acquire the corporation's unissued or treasury shares, if any."

                                      III.

     The date of the adoption of this amendment by the Directors of the Corporation was November 10, 1995.

                                      IV.

     This amendment was adopted by (i) the unanimous written consent of the Corporation's Board of Directors, and (ii) the unanimous written consent of all the outstanding shares of the Corporation entitled to vote in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed, its corporate seal to be affixed and the foregoing to be attested, all by its duly authorized officers on this 10th day of November, 1995.

                                   CONSORT TECHNOLOGIES, INC.


                                   By: /s/ Mahmoud R. Ghavi
                                       ----------------------------------------
                                       Mahmoud R. Ghavi, President


                                   Attest: /s/ Kevin L. Bierschenk
                                           ------------------------------------
                                           Kevin L. Bierschenk, Asst. Secretary

                                                       [CORPORATE SEAL]

Secretary of State                                DOCKET NUMBER  :  953260380
Business Information and Services                 CONTROL NUMBER :  8802207
Suite 315, West Tower                             EFFECTIVE DATE :  11/22/1995
2 Martin Luther King Jr.  Dr.                     REFERENCE      :  0069
Atlanta, Georgia 30334-1530                       PRINT DATE     :  11/22/1995
                                                  FORM NUMBER    :  411

PARANET CORPORATION SERVICES, INC.
DOUGLAS W. JUNKER
3761 VENTURE DRIVE, STE 260
DULUTH, GEORGIA 30136


                             CERTIFICATE OF MERGER

I, MAX CLELAND, Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

CONSORT TECHNOLOGIES, INC., a Georgia corporation


Non-Surviving Entity:

NUKSUB, INC., a Georgia corporation



                                  /s/ Max Cleland
                                  ---------------------------
[SEAL]                            MAX CLELAND
                                  SECRETARY OF STATE


CORPORATIONS 656-2817-CORPORATIONS HOT-LINE 404-656-2222 (Outside Metro-Atlanta)

                         GEORGIA CERTIFICATE OF MERGER

                                       OF

                                  NUKSUB, INC.

                                 WITH AND INTO

                           CONSORT TECHNOLOGIES, INC.

                                ---------------

          The undersigned corporation, organized and existing under and by virtue of the Georgia Business Corporation Code (the "GBCC"), DOES HEREBY
CERTIFY:

     1. NukSub, Inc. ("NukSub"), a Georgia corporation, is merging with and into Consort Technologies, Inc. ("CTI"), a Georgia corporation (the "Merger"), and CTI will be the surviving Georgia corporation following the Merger, using the name "Consort Technologies, Inc".

     2. The Articles of Incorporation of CTI will continue after the Merger as the Articles of Incorporation of the surviving corporation until thereafter duly amended in accordance with their terms and the GBCC.

     3. The executed Plan of Merger pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is CTI c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

     4. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any corporation that is a party to the Merger.

     5. The Merger has been duly approved by the shareholders of CTI and by the sole shareholder of NukSub.

     6. The surviving corporation certifies that a Notice of Merger and a publishing fee of $40.00 have been mailed or delivered to an authorized newspaper, as required by law.

     IN WITNESS WHEREOF, CTI has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 22nd day of November, 1995.


                                   CONSORT TECHNOLOGIES, INC.


                                   By:  /s/ Michael R. Cote
                                        ----------------------------------
                                        Name:  Michael R. Cote
                                        Title: Senior Vice President--
                                               Finance and Administration,
                                               Chief Financial Officer and
                                               Assistant Secretary


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